Exhibit 15.10

[LETTERHEAD OF RYDER SCOTT COMPANY, L.P.]

Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on Form 20-F, the inclusion of our reports herein, and to the incorporation by the reference in any Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

[Corporate Seal]
/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 28, 2014